SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 4, 2007

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street
Suite 400
Broomfield, Colorado 80020
(Address, including zip code, of principal executive offices)

(303) 457-4345
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events

On January 4, 2007, Corgenix Medical Corporation (the “Company”) filed a complaint in the United States District Court for the District of Colorado against BIOSAFE Laboratories, Inc. The Company’s complaint stems from a non-binding Letter of Intent (the “LOI”) between the Company and BIOSAFE dated September 12, 2006. Upon execution of the LOI, the Company paid BIOSAFE a deposit of $250,000. The LOI requires the refund of $225,000 of that deposit (the “Refundable Deposit”) to the Company if a binding agreement is not reached within 25 days of the execution of the LOI. A binding agreement was never reached. The Company has demanded that the Refundable Deposit be paid to the Company, but BIOSAFE has declined to pay. Therefore, believing that BIOSAFE is in breach of the LOI, the Company has sued for damages including, but not necessarily limited to, the Refundable Deposit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORGENIX MEDICAL CORPORATION

Date: January 8, 2007	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer